EXHIBIT 10.4

                                    AGREEMENT

BETWEEN:

    AMERICAN BENEFITS GROUP, INC. and AMERICAN BENEFITS GROUP (ISRAEL) LTD.
                (hereinafter referred to collectively as "ABFG")

                                       and

   CARLYLE CONSULTING CORPROATION LTD. (hereinafter referred to as "Carlyle")

WHEREAS ABFG and Carlyle are desirous of Carlyle transferring all of it's interests in the Malagasy Precious Stone Mining Industry to ABFG upon the terms and conditions hereinafter recited;

AND WHEREAS Carlyle's interest in the Malagasy Stone Mining Industry referred to in the immediately preceding paragraph shall include, but not be restricted to, all of the issued and outstanding Shares of Stones and Wood Corporation s.a.r.l (hereinafter referred to as "Stones") and various Type I Mining Perimeters; Carlyle's interest in the Perimeters having been obtained by Carlyle from former shareholders of Stones.

WITNESSTH THAT:

1. The preamble to this Agreement is an integral part hereof and binding on all parties hereto.

2. The Perimeters referenced in the preamble hereof are as listed in Appendix A attached hereto and forming part of this Agreement.

3.    Carlyle hereby Declares and Warrants to ABFG as follows:

      a) Carlyle is now, or is entitled to become without any further action on the part of Carlyle, the legal owner of all the issued and outstanding Shares of Stones;

      b) Carlyle is now, or is entitled to become without any further action on the part of Carlyle, the beneficial owner of the Type I Perimeters noted in Schedule A attached hereto and forming part of this Agreement;

      c)    Carlyle further Declares and Warrants that:

            i) The parties with whom Carlyle had contractual relations respecting the purchase of either the said Shares or the Perimeters are aware of this Agreement and have agreed to ABFG acquiring the Shares and Perimeters from Carlyle;

            ii) The said Shares and Perimeters will be acquired by ABFG from Carlyle free and clear of any liens, encumbrances, mortgages or charge whatsoever;

            iii) Both Carlyle and the parties from whom Carlyle acquired the Shares and the Perimeters have and had the legal right to do so;

            iv) In the event that Carlyle is not the legal owner of the Shares or the Beneficial Owner of the Perimeters then it will cooperate with ABFG in all respects in a timely fashion in order for the legal entitlement of ABFG to the Shares or Perimeters be concluded in a timely fashion.

4. In consideration for Carlyle transferring all of the issued and outstanding Shares of Stones to ABFG and for Carlyle transferring its Beneficial Interest in the Type I Perimeters noted in Attachment "A" attached hereto ABFG shall pay to Carlyle Four Million (4,000,000.00) Dollars in the following, manner:

      i) Five Hundred Thousand ($500,000.00) Dollars by way of retirement of American Benefits Group, Inc.'s previous loan to Carlyle in said amount; and

      ii) Issuance of Four Million Nine Hundred Ninety Seven Thousand (4,997,000) American Benefits Group, Inc. Restricted Rule 144 Shares valued at US Seventy and Four One Hundredths ($.7004) Cents per share being a total share consideration of Three Million Five Hundred Thousand ($3,500,000.00) Dollars. Of this issuance Four Hundred Ninety Seven Thousand (497,000) American Benefits Group, Inc. Restricted Rule 144 Shares issued to Marc Susannah to maintain the type one perimeters in the nominee names as described in attachment "C" and Four Million Five Hundred Thousand American Benefits Group, Inc, Restricted Rule 144 Shares issued to Carlyle which forms part of the total purchase price of all the issued and outstanding shares of Stones and as well as the beneficial type One perimeters for a total purchase price of Four Million (4,000,000.00) Dollars.

5. The parties further agree that American Benefits Group, Inc. may designate the entity to which the shares and or the Perimeters shall be transferred.

6. Subject to the mandatory disclosure duties imposed upon ABFG, as a publicly traded Company, the parties agree that this Agreement and the terms hereof shall remain confidential between the parties.

7.    The parties finally agree that:

      i)    This Agreement shall be governed by the substantive law of Israel;

      ii) Any and all disagreements or disputes arising between the parties hereto respecting this Agreement shall be adjudicated by the District Court of Tel Aviv, Israel;

      iii) Service of any documents required respecting this Agreement or any litigation arising here from shall be served upon ABFG at Yahalom Tower (25 Floor) 3a Jabotinsky St. Ramat Gan Israel 52520 and upon Carlyle at an address to be supplied ABFG in writing at the address noted herein.

      iv)   All references to Dollars herein shall refer to American Dollars.

IN WITNESS OF THE ABOVE THE PARTIES HEREBY EXECUTE THIS AGREEMENT UNDER THEIR RESPECTIVE SEALS THIS 11 DAY OF __May__, 1999.


/s/ Jerry G Mikolajczyk
----------------------------------------
American Benefits Group, Inc.


/s/ Gerald E Sklar
----------------------------------------
American Benefits Group (Israel) Ltd.


/s/Richard Doggett
----------------------------------------
Carlyle Consulting Corporation Ltd.

                     List of mining permits - Attachment "A"
Type I

X coordinate     Y coordinate
------------     ------------
698.750           1.458.750

698.750           1.456.250

696.250           1.471.250

698.750           1.471.250

691.250           1.468.750

688.750           1.466.250

696.250           1.453.750

696.250           1.456.250

693.750           1.453.750

693.750           1.451.250

696.250           1.448.750

708.750           1.471.250

716.250           1.466.250

708.750           1.468.750

716.250           1.468.750

708.750           1.466.250

716.250           1.471.250

708.750           1.463.750

                        Letter of Consent-Attachment "b"

                 Drawn up and signed on the 10 day of May, 1999

We the undersigned:

                  Mr. Marc Suzannah C.I.N., #210011003254

                  Mr. Christophe Suzannah C.I.N. #213011008929

                  Mr. Francis Suzannah C.I.N.#209011024630

                  Mr. Yehael Razafiarison C.I.N. # 710011016920

                  Ms. Eva Vanessa Zafimahova C.I.N. #

                  Mr. Jean Claude Bemananjara C.I.N. #

                  (hereinafter, together, "Marc")

                  Stones and Wood Corporation S.a.r.l.

                  (hereinafter the Company)

hereby irrevocably declare our consent to the assignment of our obligations according to the agreement signed on 10 of May 1999 between ourselves and Carlyle Consulting Corporation Ltd. for the Sale of all the Company's issued and outstanding shares and the type I permits set out in Attachment A to the said agreements (hereinafter: the Agreement), to American Benefits Group (Israel) Ltd., a company incorporated under the laws of the State of Israel. In addition, we are hereby to confirm that to the best of Marc's knowledge, Carlyle is, to date, in full compliance with their obligations and undertakings under the Agreement. As witness thereof we hereby affix our signatures:

/s/ Marc Suzannah       Mr. Marc Suzannah C.I.N. #210011003254

/s/ Marc Suzannah       Mr. Marc Suzannah

/s/ Marc Suzannah       Mr. Christophe SuzannahC.I.N.#213011008929

/s/ Marc Suzannah       Mr. Francis Suzannah C.I.N. #209011024630

/s/ Marc Suzannah       Mr. Yehael Razafiarison C.I.N. #710011016920

/s/ Marc Suzannah       Ms. Eva Vanessa Zafimahova C.I.N. #

/s/ Marc Suzannah       Mr. Jean Claude Bemananjara C.I.N. #

/s/ Marc Suzannah       Stones and wood Corporation S.a.r.l.

                     Irrevocable Undertaking Attachment "C"

      Drawn up and signed on the 10 day of the month of May in the year 1999 We the Undersigned:

                  Mr. Marc Suzannah C.I.N. #210011003254

                  Mr. Christophe Suzannah C.I.N. #213011008929

                  Mr. Francis Suzannah C.I.N. #209011024630

                  Mr. Yehael Razafiarison C.I.N. #710011016920

                  Ms. Eva Vanessa Zafimahova C.I.N. #

                  Mr. Jean Claude Bemananjara  C.I.N. #

                  (hereinafter, together, "Marc")

hereby declare that we are registered holders of valid type I permits for the mining of corundum in Madagascar as follows:

X coordinate          Y coordinate
------------          ------------
698.750               1.458.750
698.750               1.456.250
696.250               1.471.250
698.750               1.471.250
691.250               1.468.750
688.750               1.466.250
696.250               1.453.750
696.250               1.456.250
693.750               1.453.750
693.750               1.451.250
696.250               1.448.750
708.750               1.471.250
716.250               1.466.250
708.750               1.468.750
716.250               1.468.750
708.250               1.466.250
716.250               1.471.250
708.750               1.463.750

hereinafter "the Permits", and we hereby give the following irrevocable undertaking as follows:

1. We will act in all and every matter regarding the permits or any of them as sole agents for Carlyle Consulting Company Ltd. (hereinafter, together, "CC" ) or any other party which CC Instructs us to act for.

2. We will not perform any act or transaction, for consideration or without consideration regarding the permits and/or any benefits, proceeds, consideration, moneys or any financial or other benefit derived from and/or associated with the permits and the territories to which the permits refer except in accordance with specific instructions received by CC and in the absence of any such instructions shall take no actions of any kind in regard of the permits. Without detracting from the aforementioned, we shall at all times act in the best interests of CC.

3. In order to remove any doubt, we shall not be entitled to any personal benefit, revenues, income and/or consideration from the permits of any kind and any such incomes and revenues which are received by us will be disbursed by us in accordance with CC's instructions and in the absence of such instructions will be held by us in trust until such times as instructions are received.

4. We shall not transfer the permits and/or any of them or pledge the permits and/or perform any actions regarding the permits which would in any way effect their value or feasibility, unless so instructed by CC. Without detracting from the aforementioned undertaking, we shall not make any representations or undertake any undertakings to any third parties regarding the permits.

5. We shall take all actions necessary to ensure the continued validity at all times of the permits.

6. We shall receive no consideration for our services as agents and shall continue to offer these services for an unlimited period of time and the undertakings in this letter of undertaking shall also bind our successors and heirs.

7. We hereby declare that we have already received full and complete consideration for all the undertakings made in this letter of understanding and no more consideration of any kind is due to us for these undertakings and/or any of them.

8. We hereby give an irrevocable power of attorney to Zakazo Ranaivoson, on behalf of CC, to act in our names and sign any documents and take any action necessary in order to effect the transfer of the permits and/or any of them to the names nominees on behalf of Cc and will have no claims or demands whatsoever in this regard.

9. In addition we shall sign all required documents and/or appear before any officials and make all and any necessary declarations in order to ensure the transfer of the permits to agents or nominees on behalf of CC.

10. This letter of undertaking is binding and completely and totally irrevocable.

As witness thereof we hereby affix our signature


/s/ Marc Suzannah             Mr. Marc Suzannah C.I.N. # 210011003254

/s/ Marc Suzannah             Mr. Christophe Suzannah C.I.N. #213011008929

/s/ Marc Suzannah             Mr. Francis Suzannah  C.I.N. #209011024630

/s/ Marc Suzannah             Mr. Yehael Razafiarison C.I.N. # 710011016920

/s/ Marc Suzannah             Ms. Eva Vanessa Zafimahova C.I.N. #

/s/ Marc Suzannah             Mr. Jean Claude Bemananjara C.I.N. #